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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vanguard Cellular Systems, Inc.:

     As independent public accountants, we hereby consent to the incorporation of our report dated March 1, 1996 included in this Form 10-K, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form S-3 Registration Statement No. 33-61295, Form S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559 and Form S-8 Registration Statement No. 33-69824.

                                         ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
March 19, 1996.
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